UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2014 (October 29, 2014)
Education Management Corporation
(Exact name of registrant as specified in charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)
(Commission File Number) 001-34466    (IRS Employer Identification No.) 25-1119571
(Address of principal executive offices)
210 Sixth Avenue
Pittsburgh, Pennsylvania, 15222
(Registrant’s telephone number, including area code) (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Education Management Corporation (the “Company”) previously announced that, due to his other business commitments, William R. Johnson did not intend to stand for re-election to the Company’s Board of Directors at the Company’s 2014 Annual Meeting of Shareholders. The timing of that meeting has been delayed due to the Company’s ongoing debt restructuring. Accordingly, Mr. Johnson has informed the Company that he intends to resign from the Board of Directors effective as of November 1, 2014.

Item 8.01 - Other Events.

On October 29, 2014, the Company issued a press release announcing that it has extended until 11:59 p.m., New York City time, on November 24, 2014 the expiration date for its previously announced private offer to exchange all outstanding Senior Cash Pay/PIK Notes due 2018 and Senior PIK Toggle Notes due 2018 issued by certain of its subsidiaries for a combination of mandatory convertible preferred stock and warrants.
A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibit is filed as part of this report:
99.1    Press Release of Education Management Corporation, dated October 29, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 30, 2014
Education Management Corporation
By:    /s/ J. Devitt Kramer
Name:    J. Devitt Kramer

Title:	Senior Vice President, General Counsel and Secretary